Exhibit 16(14)(a)





Independent Auditors' Consent



Oppenheimer U.S. Government Trust:

We consent to the incorporation by reference in this Registration
Statement on Form N-14 of our report dated July 27, 1995, appearing in the Annual Report of Oppenheimer U.S. Government Trust for the year ended June 30, 1995, which is part of this Registration
Statement.




/s/ KPMG Peat Marwick LLP
-------------------------
KPMG PEAT MARWICK LLP


Denver, Colorado
February 9, 1996



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